
                                  NSAR ITEM 77O

                 VK Trust for Investment Grade Florida Municipal
                               10f-3 Transactions

  UNDERWRITING #             UNDERWRITING               PURCHASED FROM      AMOUNT OF SHARES   % OF UNDERWRITING   DATE OF PURCHASE
                                                                               PURCHASED


         1          Virgin Island Public Financing       PaineWebber           1,000,000              0.335%          11/10/99
         2            Lee County Florida Airport     First Union Capital       1,000,000              0.306%          03/02/00
                                                           Markets

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Underwriting Participants

Underwriter #1                              Underwriter #2

Morgan Stanley                              First Union Capital Markets
Roosevelt & Cross                           William R. Hough
                                            Raymond James
                                            Merchants Capital
                                            Morgan Stanley
                                            Muriel Siebert/Siebert Brandford